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                VANGUARD CELLULAR SYSTEMS, INC. AND SUBSIDIARIES
                 CALCULATION OF FULLY DILUTED EARNINGS PER SHARE
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(Amounts in thousands, except per share data)
                                                   THREE MONTHS ENDED SEPTEMBER 30,   NINE MONTHS ENDED SEPTEMBER 30,

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                                                           1996         1995                 1996        1995
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


Net Income (Loss)                                        $   2,888   $    3,291            $  10,281  $     (5,193)
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Weighted average number of common shares outstanding        41,339       41,207               41,325        41,029

Adjustments necessary to reflect weighted average number
  of common shares outstanding on a fully diluted basis        453        1,096                  591         1,202
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                                                            41,792       42,303               41,916        42,231
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Fully diluted earnings per share                         $    0.07  $      0.08          $      0.25         (0.12)
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